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                                                               EXHIBIT 3. (II)





                              BROWN GROUP, INC.




                            A NEW YORK CORPORATION


                                    BYLAWS





                         ADOPTED BY THE STOCKHOLDERS

                               JANUARY 11, 1946

                        AMENDED THROUGH MARCH 2, 1995
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                                    BYLAWS

                                      OF

                              BROWN GROUP, INC.

                              ------------------
                                  ARTICLE I.

                          Meetings of Stockholders.


    SECTION 1. Annual Meeting. The annual meeting of the Stockholders shall be held at such place within or without the State of New York as may from time to time be fixed by resolution of the Board of Directors on the fourth Thursday in May in each and every year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at eleven o'clock in the forenoon, for the purpose of electing directors and of transacting only such other business as may be properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chairman of the Board, or the President, (b)otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board, or the President, or (c), subject to ARTICLE II, Section 8 hereof, otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, but subject to
ARTICLE II, Section 8 hereof, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions
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of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The meeting may be adjourned from time to time until its business is completed.

    SECTION 2. Special Meetings. Special meetings of the stockholders may be held upon call by the majority of the Board of Directors, the Chairman of the Board, or the President, at such time as may be fixed by the Board of Directors, the Chairman of the Board, or the President, and at such place within or without the State of New York as may be stated in the call and notice. The meeting may be adjourned from time to time until its business is completed.

    SECTION 3. Notice of Meetings. Written notice of the time, place and purpose or purposes of every meeting of stockholders, signed by the Chairman of the Board or the President or a Vice-President or the Secretary or an Assistant Secretary, shall be served either personally or by mail, not less than ten days nor more than fifty days before the meeting, upon each stockholder of record entitled to vote at such meeting and upon each other stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken.

    If mailed, such notice shall be directed to each such stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such further notice shall be given by mail, publication or otherwise, as may be required by the Certificate of Incorporation of the Company or by law.

    SECTION 4. Quorum. At every meeting of the stockholders, the holders of record of shares entitled in the aggregate to a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Company then outstanding and entitled to vote if all such holders were present or represented at the meeting, shall constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the shares of stock entitled to vote so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

    SECTION 5. Voting. At all meetings of the stockholders, each holder of record of outstanding shares of stock of the Company, entitled to vote thereat, may so vote either in person or by proxy appointed by instrument in writing executed by such holder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein a longer time during which it is to continue in force.
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    SECTION 6.  Record of Stockholders.  The Board of Directors may
prescribe a period, not exceeding fifty days nor less than ten days prior to any meeting of the stockholders, during which no transfer of stock on the books of the company may be made. In lieu of prohibiting the transfer of stock as aforesaid, the Board of Directors may fix a day or hour, not more than fifty days prior to the day of holding any meeting of stockholders, as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting.

    SECTION 7. Inspectors of Election. At all elections of directors by the stockholders, the chairman of the meeting shall appoint two Inspectors of Election. Before entering upon the discharge of his duties, each such inspector shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting as provided by law with strict impartiality and according to the best of his ability and thereupon the inspectors shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed such inspector.


                                  ARTICLE II.

    SECTION 1. Number. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the shareholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these Bylaws, as aforesaid, the number of directors of the Corporation shall be eleven. Such directors shall be classified in respect of the time for which they shall severally hold office, by dividing them into two classes consisting of four directors each and one class consisting of three directors. At each annual election, the successors of the directors of the class whose term shall expire in that year, shall be elected to hold office for the term of three years so that the term of office of one class of directors shall expire in each year. The Board of Directors shall not choose as a director to fill a temporary vacancy any person over the age of seventy years, and shall not recommend to the stockholders any person for election as a director for a term extending beyond the Annual Meeting of Stockholders following the end of the calendar year during which he attains his seventieth birthday, provided, however, that this shall not apply to directors elected or holding office, at the time of the Annual Meeting of Stockholders in 1967; and provided further, that this shall not prevent the designation by the Board of such person as an Honorary Director, to serve without vote.

    SECTION 2. Meetings of the Board. Meetings of the Board of Directors shall be held at such place within or without the State of New York as may from time to time be fixed by resolution of the Board, or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed
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 by resolution of the Board.  Notice need not be given of the regular meetings of the Board held at times fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board or the President or any two directors by telegraphic or written notice, duly served on or sent or mailed to each director not less than three days before such meeting. Special meetings of the Board of Directors may be held without notice, if all of the directors are present or if those not present waive notice of the meeting in writing or by telegraph. Any one or more of the directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

    SECTION 3. Quorum. The attendance of a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business.

    SECTION 4. Vacancies. Vacancies in the Board of Directors may be filled by a vote of a majority of the directors in office even though less than a quorum; provided that, in case of an increase in the number of directors pursuant to an amendment of these Bylaws made by the stockholders, the stockholders may fill the vacancy or vacancies so created at the meeting at which the bylaw amendment is effected. The directors so chosen shall hold office, unless they are removed therefrom by the stockholders, for the unexpired portion of the term of the directors whose place shall be vacant and until the election of their successors.

    SECTION 5. Resignations. Any director of the Company may resign at any time by giving written notice to the President or to the Secretary of the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 6. Organization. The Board of Directors shall have general power to direct the management of the business and affairs of the Company, and may adopt such rules and regulations as they shall deem proper, not inconsistent with law or with these Bylaws, for the conduct of their meetings and for the management of the business and affairs of the Company. Directors need not be stockholders.

    SECTION 7. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, and directors shall be entitled to compensation other than a stated salary in such form and in such amounts as the Board may determine. However, this Bylaw shall not be construed to preclude any director from serving in any other capacity and receiving compensation therefor. Members of the Executive Committee and all other committees may be allowed a fixed
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sum and expenses of attendance, if any, for attendance at committee meetings.

    SECTION 8. Notice and Qualification of Stockholder Nominees to Board of Directors. Only persons who are nominated in accordance with procedures set forth in this Section 8 shall be qualified for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Company entitled to vote for the election of Directors at the meeting who complies with the procedures set forth in this Section 8. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person and
(iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time (including without limitation such person's written consent to be named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be qualified for election as a Director of the Company unless nominated in accordance with the procedure set forth in this Section 8. The
Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.


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                                 ARTICLE III.

                                  Committees.

    SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee to consist of three or more of the directors, including the President ex officio, one of whom shall be designated Chairman of the Executive Committee. The Executive Committee shall have and may exercise, so far as may be permitted by law, all of the powers of the Board in the direction of the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors, and shall have power to authorize the seal of the Company to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend bylaws of the Company. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. All action of the Executive Committee shall be reported to the Board at its meeting next succeeding such action. Any one or more members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

    SECTION 2. Other Committees. The Board of Directors may, in its discretion, by resolution, appoint other committees, composed of two or more members, which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee.


                                  ARTICLE IV.

                                   Officers.

    SECTION 1. Officers. The Board of Directors, as soon as may be after the election of directors held in each year, shall elect a Chairman of the Board of Directors, a President of the Company, one or more Vice-Presidents, a Secretary, and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two of such offices, except that of President and Secretary, may be held by the
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same person.  The Chairman of the Board and the President shall be chosen from among the directors, but no other officer need be a director.

    SECTION 2. Term of Office. The term of office of all officers shall be one year or until their respective successors are chosen and qualified; but at any meeting the Board may, by a three-fourths vote of its entire number, suspend or remove any one or more of the officers for a cause satisfactory to the Board, and the action thus taken shall be conclusive. Previous notice of five days of such intended action shall be given to the person affected thereby. In the event of the suspension of an officer, the Board shall fix the term of such suspension.

    SECTION 3. Powers and Duties. The officers, agents and employees of the Company shall each have such powers and duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors. The Board of Directors may require any such officer, agent or employee to give security for the faithful performance of his duties.


                                  ARTICLE V.

                      Powers to Contract; Indemnification

    SECTION 1. Contracts. All contracts and agreements purporting to be the act of this Company shall be signed by the President, or by a Vice-President, or by such other officer or other person as may be designated by the Board of Directors or Executive Committee in order that the same shall be binding upon the Company.

    SECTION 2.  Indemnification.

   a. Actions Involving Directors and Officers. The Company shall indemnify each person who at any time is serving or has served as a director or officer of the Company or at the request of the Company is serving or has served as a director or officer (or in a similar capacity) of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law.

   b.  Actions Involving Employees or Agents

       1. The Company may, if it deems appropriate, indemnify any person who at any time is or has been an employee or agent of the Company or who at the request of the Company is or has been an employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any claim, liability or expense incurred as a result of such service, to the maximum extent
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permitted by law or to such lesser extent as the Company, in its discretion, may deem appropriate.

       2. To the extent that any person referred to in subsection 2(b) of this Section 2 has been successful, on the merits or otherwise, in the defense of a civil or criminal proceeding arising out of the services referred to therein, he shall be entitled to indemnification as authorized in such subsection.

   c. Advance Payment of Expenses. Expenses incurred by a person who is or was a director or officer of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity) of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in defending a civil or criminal action or proceeding shall be paid by the Company in advance of the final disposition of such action or proceeding, and expenses incurred by a person who is or was an employee or agent of the Company or who is or was at the request of the Company serving as an employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in defending a civil or criminal action or proceeding may be paid by the Company in advance of the final disposition of such action or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amounts as, and to the extent, required by law.

   d. Not Exclusive. The indemnification and advancement of expenses provided or permitted by this Section 2 shall not be deemed exclusive of any other rights to which any person who is or was a director, officer, employee or agent of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise may be entitled, whether pursuant to the Company's Certificate of Incorporation, Bylaws, the terms of any resolution of the shareholders or Board of Directors of the Company, any agreement or contract or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

   e. Indemnification Agreements Authorized. Without limiting the other provisions of this Section 2, the Company is authorized from time to time to enter into agreements with any director, officer, employee or agent of the Company or with any person who at the request of the Company is serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, providing such rights of indemnification as the Board of Directors may deem appropriate, up to the maximum extent permitted by law; provided that any such agreement with a director or officer of the Company shall not provide for indemnification of such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so
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adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any such agreement entered into by the Company with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with such other directors.

   f. Insurance. The Company may purchase and maintain insurance to indemnify itself or any person who is or was a director, officer, employee or agent of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the maximum extent allowed by law, whether or not the Company would have the power to indemnify such person under the provisions of this Section 2.

   g.  Certain Definitions.  For the purposes of this Section 2:

       1. Any director or officer of the Company who shall serve as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust or other enterprise of which the Company, directly or indirectly, is or was the owner of a majority of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be serving as such director or officer (or in a similar capacity), employee or agent at the request of the Company, unless the Board of Directors of the Company shall determine otherwise. In all other instances where any person shall serve as a director or officer (or in a similar capacity), employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Company is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director or officer (or in a similar capacity), employee or agent at the request of the Company, the Board of Directors of the Company may determine whether such service is or was at the request of the Company, and it shall not be necessary to show any actual or prior request for such service.

       2. A corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

       3. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the
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resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer (or in a similar capacity), employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall stand in the same position under the provisions of this Section 2 with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

   h. Survival. Any indemnification rights provided under or granted pursuant to this Section 2 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Indemnification rights provided under or granted pursuant to this
Section 2 shall survive amendment or repeal of this Section 2 with respect to any acts or omissions occurring prior to such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights as a binding contract with the Company.


                                  ARTICLE VI.

                                Capital Stock.

 SECTION 1. Stock Certificates. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Company, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a Transfer Agent or Transfer Clerk and by a Registrar, the signatures of the Chairman of the Board or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and the seal of the Company upon such certificates may be facsimiles, engraved or printed.

 SECTION 2. Transfers. Shares in the capital stock of the Company shall be transferred only on the books of the Company, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

 SECTION 3. Lost or Destroyed Stock Certificates. No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon
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production of such evidence of the loss, theft or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.


                                 ARTICLE VII.

                              Checks, Notes, etc.

 All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by the President, or a Vice-President, or the Treasurer, or by such other officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.


                                 ARTICLE VIII.

                                 Fiscal Year.

 The fiscal year of the Company shall be determined as ending on the Saturday nearest to each January thirty-first, and each ensuing fiscal year shall commence on the day following the ending date of the immediately preceding fiscal year as so determined.


                                  ARTICLE IX.

                                Corporate Seal.

 The corporate seal shall have inscribed thereon the name of the Company and the words "New York", arranged in a circular form around the words and figures "Corporate Seal 1913". In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.


                                  ARTICLE X.

                                  Amendments.

 The Bylaws of the Company may be amended, added to, rescinded or repealed at any meeting of the stockholders by the vote of the holders of record of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Company then outstanding and entitled to vote if all such holders were present or represented at the meeting, provided notice of the proposed change is given in the notice of the meeting. The Board of Directors may from time to time, by vote of a majority of the Board, amend these Bylaws or make additional bylaws for the Company at any regular or special meeting at which
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notice of the proposed change is given, subject, however, to the power of the stockholders to alter, amend, or repeal any bylaws made by the Board of Directors.
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